UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2018

PROPEL MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55360	47-2133177
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2010 Main Street, Suite 900, Irvine, California 92614

(Address of Principal Executive Offices) (Zip Code)

(949) 251-0640

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2018, Propel Media, Inc. (the “Company”) entered into an employment agreement with each of Marv Tseu, the Company’s Chief Executive Officer, and David Shapiro, the Company’s Chief Operating Officer, and, on June 22, 2018, the Company entered into an employment agreement with Daniela Nabors, the Company’s Chief Revenue Officer. The employment agreements are referred to herein as the “Employment Agreement” and individually, as an “Employment Agreement.” Each of Messrs. Tseu and Shapiro and Ms. Nabors is referred to herein as an “Executive” and together, as the “Executives.” The Employment Agreements are effective as of April 1, 2018.

Each of the Employment Agreements is for a term of three years, unless earlier terminated in accordance with its terms. The Employment Agreements provide for a base salary of $700,000 for Mr. Tseu, $550,000 for Mr. Shapiro and $350,000 for Ms. Nabors. Each Executive is also entitled to receive an annual performance bonus, with an annual target amount as determined by the Company’s board of directors (the “Board”), subject to certain minimum target amounts for each Executive. The Executives also are eligible to receive long-term incentive awards from the Company, including equity awards, as determined by the Board. In addition, Ms. Nabors is eligible to receive a monthly commission bonus as determined by the Board.

If an Executive’s employment is terminated by the Company without “cause” or by the Executive for “good reason” (each as defined in the Employment Agreements), the Executive will be entitled to receive severance equal to (i) an amount equal to 100% of his or her base salary, payable over the ensuing 12 months, (ii) an amount equal to 100% of his or her performance bonus earned over the four fiscal quarters ending immediately prior to his or her termination, payable over the ensuing four fiscal quarters, (iii) all valid expense reimbursements, and (iv) all accrued but unused paid time off. Ms. Nabors will also receive an amount equal to 100% of her commission bonus earned over the 12 full calendar months ending immediately prior to her termination, payable over the ensuing 12 months. All equity awards granted to the Executive will fully vest and will be exercisable for one year following such termination. In addition, if Executive timely and properly elects health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will reimburse the Executive for the monthly COBRA premium for a period not exceeding 12 months.

Each of the Employment Agreements restricts the Executive from disclosing confidential information concerning the business of the Company.

On June 21, 2018, the Company also adopted an Incentive Cash Bonus Plan (the “Cash Bonus Plan”), pursuant to which the Company may grant performance cash bonuses to its employees. Each participant in the Cash Bonus Plan will have an annual target bonus as established by the Board, which will be earned based on the Company’s performance against one or more financial measures as established by the Board. The Board also will determine the percentage of the target bonus allocated to each such measure. The amount of the bonus earned in respect of each such financial measure will be calculated using the ratio of the Company’s actual results for such financial measure over the Company’s forecasted results for such financial measure (and, accordingly, may be either higher or lower than the target bonus). The bonuses will be paid on a quarterly basis, commencing with the second fiscal quarter of 2018. However, no bonus will be payable for a fiscal quarter if the Company’s actual EBITDA (as defined in the Cash Bonus Plan) is less than 80% of its budgeted EBITDA or if the Company is, or upon payment of the bonus would be, out of compliance with its senior credit facility. The Cash Bonus Plan provides for an additional annual bonus if the Company’s actual EBITDA for the fiscal year exceeds 110% of its forecasted EBITDA for the fiscal year, with each participant eligible to receive his or her pro rata share (based on the Executives’ annual target performance bonuses) of a bonus pool equal to 15% of such excess.

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Pursuant to the Employment Agreements and the Cash Bonus Plan, effective on June 21, 2018, the Company determined that the annual target performance bonus amount for Mr. Tseu would be $450,000 and for Mr. Shapiro would be $600,000 and, effective on June 22, 2018, the Company determined that the annual target performance bonus amount for Ms. Nabors would be $100,000. Each performance bonus will be earned 30% based on the revenue of the Company, 60% based on the EBITDA of the Company and 10% based on the EBITDA of DeepIntent Technologies, Inc., the Company’s wholly owned subsidiary. For fiscal year 2018, the performance bonuses will be prorated to cover only the period from April 1, 2018 through December 31, 2018. In addition, each Executive was granted the right to participate in any additional annual bonus payable under the Cash Bonus Plan.

Consistent with her Employment Agreement, Ms. Nabors will continue to receive a monthly commission bonus based on the Company’s gross profit, excluding certain divisions of the Company’s business. The Company pays her a bonus equal to 0.50% of the Company’s monthly gross profit, excluding certain divisions of the Company’s business, as reported on the Company’s financial statements, if such gross profit reaches a specified threshold in such month, and 0.25% of the Company’s gross profit, if such gross profit is below such specified threshold in such month. However, at the end of each fiscal quarter, if the Company’s aggregate gross profit for such quarter reaches a specified threshold, the gross profit bonus for any month during such quarter that was calculated at 0.25% of the Company’s gross profit for such month shall be recalculated at 0.50% for such month and Ms. Nabors would receive the difference of such recalculation at the end of such fiscal quarter.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2018	PROPEL MEDIA, INC.

	By:	/s/ Marv Tseu
	Name:	Marv Tseu
	Title:	Chief Executive Officer

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